UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2024

JAWS MUSTANG ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39975	98-1564586
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

1601 Washington Avenue, Suite 800 Miami Beach, FL	33139
(Address of principal executive offices)	(Zip Code)

(305) 695-5500

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fourth of one redeemable warrant	JWSM.U	The New York Stock Exchange American
Class A ordinary shares included as part of the units	JWSM	The New York Stock Exchange American
Redeemable warrants, included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	JWSM. WS	The New York Stock Exchange American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 2, 2024, Jaws Mustang Acquisition Corporation (the “Company” or “JWSM”) held an extraordinary general meeting of shareholders (the “Shareholder Meeting”) (A) to amend, by way of special resolution, the Company’s amended and restated memorandum and articles of association (the “Memorandum and Articles of Association”) to extend the date (the “Termination Date”) by which the Company has to consummate a business combination (the “Articles Extension”) from February 4, 2024 (the “Original Termination Date”) to March 4, 2024 (the “Articles Extension Date”) and to allow the Company, without another shareholder vote, to elect to extend the Termination Date to consummate a business combination on a monthly basis for up to eleven times by an additional one month each time after the Articles Extension Date, by resolution of the Company’s board of directors (the “Board”), if requested by Mustang Sponsor LLC (the “Sponsor”), a Delaware limited liability company, and upon five days’ advance notice prior to the applicable Termination Date, until February 4, 2025, or a total of up to twelve months after the Original Termination Date, unless the closing of a business combination shall have occurred prior thereto (such amendment, the “Extension Amendment” and such proposal, the “Extension Amendment Proposal”); (B) to amend, by way of special resolution, the Company’s Memorandum and Articles of Association to provide for the right of a holder of the Company’s Class B ordinary shares, par value $0.0001 (the “Founder Shares” or the “Class B Ordinary Shares”) to convert such Class B Ordinary Shares into the Company’s Class A ordinary shares, par value $0.0001 (the “Class A Ordinary Shares” and together with Class B Ordinary Shares, the “Ordinary Shares”) on a one-for-one basis prior to the closing of a business combination at the election of the holder (such amendment, the “Founder Share Amendment” and such proposal, the “Founder Share Amendment Proposal”); and (C) if required, an adjournment proposal to adjourn, by way of ordinary resolution, the Shareholder Meeting to a later date or dates, if necessary, (i) to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Shareholder Meeting, there are insufficient Ordinary Shares in the capital of the Company represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Shareholder Meeting or at the time of the Shareholder Meeting to approve the Extension Amendment Proposal or the Founder Share Amendment Proposal or (ii) if the holders of Class A Ordinary Shares have elected to redeem an amount of shares in connection with the Extension Amendment Proposal such that the Company would not adhere to the continued listing requirements of the New York Stock Exchange American LLC (the “Adjournment Proposal”).

The shareholders of the Company approved the Extension Amendment Proposal and the Founder Share Amendment Proposal at the Shareholder Meeting and on February 5, 2024, the Company filed an Amended and Restated Memorandum and Articles of Association reflecting the Extension Amendment and the Founder Share Amendment (the “Articles Amendment”) with the Registrar of Companies of the Cayman Islands, effective February 2, 2024.

The foregoing description is qualified in its entirety by reference to the Articles Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 2, 2024, the Company held the Shareholder Meeting to approve the Extension Amendment Proposal, the Founder Share Amendment Proposal and if required, the Adjournment Proposal, as more fully described in the definitive proxy statement filed with the Securities and Exchange Commission on January 11, 2024. As there were sufficient votes to approve the Extension Amendment Proposal and the Founder Share Amendment Proposal, the Adjournment Proposal was not presented to shareholders.

Holders of 27,049,406 Ordinary Shares of the Company held of record as of December 19, 2023, the record date for the Shareholder Meeting, were present in person or by proxy at the meeting, representing approximately 96.68% of the voting power of the Company’s Ordinary Shares as of the record date for the Shareholder Meeting, and constituting a quorum for the transaction of business.

The voting results for the Extension Amendment Proposal were as follows:

For	Against	Abstain
26,904,112	143,794	1,500

The voting results for the Founder Share Amendment Proposal were as follows:

For	Against	Abstain
26,905,831	142,075	1,500

In connection with the vote to approve the Extension Amendment Proposal and the Founder Share Amendment Proposal, the holders of 698,321 Class A Ordinary Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.97 per share, for an aggregate redemption amount of approximately $7,662,571. After the satisfaction of such redemptions and receipt of the initial deposit of $25,000 to the Trust Account, the balance in the Trust Account will be approximately $15,445,069.

Item 8.01.	Other Events.

Class B Ordinary Shares Conversion

On February 6, 2024, the Sponsor converted an aggregate of 25,500,000 Class B Ordinary Shares into Class A Ordinary Shares on a one-for-one basis. The Sponsor waived any right to receive funds from the Trust Account with respect to the Class A Ordinary Shares received upon such conversion and acknowledged that such shares will be subject to all of the restrictions applicable to the original Class B Ordinary Shares under the terms of that certain letter agreement, dated as of February 1, 2021, by and among the Company and its initial shareholders, directors and officers. As of February 6, 2024, there are 26,905,293 Class A Ordinary Shares of the Company outstanding.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Memorandum and Articles of Association.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2024

JAWS MUSTANG ACQUISITION CORPORATION

By:	/s/ Andrew Klaber
Name:	Andrew Klaber
Title:	Chief Executive Officer

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